Exhibit 99.1
United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(502,100)
Unrealized Gain (Loss) on Market Value of Futures	1,497,590
Dividend Income	467
Interest Income	29
Total Income (Loss)	$995,986

Expenses
Investment Advisory Fee	$6,475
Brokerage Commissions	864
Non-interested Directors' Fees and Expenses	59
Other Expenses	16,950
Total Expenses	24,348
Expense Waiver	(15,663)
Net Expenses	$8,685
Net Gain (Loss)	$987,301

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 9/1/10	$10,071,202
Net Gain (Loss)	987,301

Net Asset Value End of Period	$11,058,503
Net Asset Value Per Unit (200,000 Units)	$55.29

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502